                                  EXHIBIT 10.5

                           FORM OF WARRANT AGREEMENT

        The terms of the warrants that vary for each warrant are set forth below. The form of the warrant follows.

                                                                  Shares
                                                                Underlying   Exercise
                 Holder                        Date Issued        Warrant      Price
- --------------------------------------      -----------------   ----------   --------
Benefit Capital Management Corporation      February 23, 1995    142,857      $0.50
Benefit Capital Management Corporation      August 17, 1995       69,930      $2.86
Caremark Inc.                               February 23, 1995    342,857      $0.50
Caremark Inc.                               August 17, 1995       69,930      $2.86
LHC Corporation                             February 23, 1995     57,143      $0.50
LHC Corporation                             August 17, 1995       34,965      $2.86
New York Life Insurance Company             April 6, 1995        457,143      $0.50
New York Life Insurance Company             August 17, 1995       34,965      $2.86
Allen & Company Incorporated                December 28, 1995    104,997      $2.86



          THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.



                          APACHE MEDICAL SYSTEMS, INC.
                        1650 Tysons Boulevard, Suite 300
                          McLean, Virginia 22102-3915




                   WARRANT TO PURCHASE SHARES OF COMMON STOCK



          THIS CERTIFIES THAT, for value received,           or assigns (the
"Holder") is entitled to subscribe for and purchase from APACHE MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"), at any time or from time to time on and after the date hereof (the "Warrant Exercisable Date") and ending at 5:00 p.m. New York time on the fifth (5th) calendar anniversary
hereof,                (         ) shares of the fully paid and nonassessable
Common Stock of the Company (the "Shares"), at a price per share of $
(the "Warrant Price"), subject to adjustment and upon the terms and conditions hereinafter set forth. As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share.

     [This Warrant (the "Warrant", such term to include any Warrants issued in substitution therefor) is issued pursuant to the engagement letter, dated
              , 199_, between Holder and the Company under which Holder acts as a placement agent.]

                                      OR

     [This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant. The Warrants have been issued
pursuant to several Loan Agreements, dated as of            , 199_, or within
60 days thereafter, each having identical terms and conditions, other than the name of the lender, the principal amount of the loan made to the Company thereunder, and the number of Shares to be issued to such lender (collectively, the "Loan Agreements"), among the Company, the Holder and the other lenders named therein (collectively, the "Lenders"), and the Holder is entitled to certain benefits as set forth therein. The Company shall keep copies of the Loan Agreements, and any amendments thereto, at its principal place of business and shall furnish copies thereof to the Holder upon request.]

        1. Method of Exercise; Payment; Issuance of New Warrant.

                  (a) The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time on or after the Warrant Exercisable Date, by (i) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and (ii) the payment to the Company, by check or wire transfer of funds to an account specified in writing by the Company, of an amount equal to the Warrant Price per share. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within 30 days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such 30-day period.

                  (b) In lieu of exercising this Warrant as provided in Section 1(a) above, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

                          X      =         Y (A - B)
                                           ---------
                                               A

Where

                         X  - The number of shares of Common Stock to be issued
                              to Holder;


                         Y  - The number of shares of Common Stock purchasable
                              under this Warrant;

                         A  - The fair market value of one share of the
                              Company's Common Stock; and

                         B  - Warrant Price (as adjusted to the date of such
                              calculations);

provided that in no event shall "X" be less than zero (0).

                  (c) For purposes of Section l(b) above, fair market value of Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for ten trading days prior to the date of determination of fair market value. If the Common Stock is not traded in the over-the-counter market or on an exchange, the fair market value shall be the price per share of Common Stock that the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be determined in good faith by the Company's Board of Directors.

            2. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof; provided that the Company shall not be required to pay any transfer taxes with respect to the issue of shares in any name other than that of the registered holder hereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall at all times take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such shares of Common Stock as duly and validly issued, fully paid and nonassessable shares upon exercise in full of this Warrant.

            3. [INTENTIONALLY OMITTED]

            4. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the current market price of such Shares then in effect as determined in good faith by the Company's Board of Directors.

            5. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time effects a subdivision of the outstanding Common Stock, the Warrant Price for the Common Stock issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time combines the outstanding shares of Common Stock, the Warrant Price of the Common Stock issuable upon exercise of this Warrant immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by a fraction, (i) the numerator of which shall be the total number of shares of

Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of shares of Common Stock issuable upon exercise of this Warrant shall be recomputed accordingly as of the Close of business on such record date and thereafter the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to this paragraph (b) as of the time of actual payment of such dividends or distributions.

                  (c) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of this Warrant is changed into the same or different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Subsection), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, and the Warrant Price therefor shall be appropriately adjusted, all subject to further adjustment as provided herein and under the Company's Restated Certificate of Incorporation, as it may be amended from time to time.

                  (d) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Subsection) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case (except to the extent any cash or property is received in such transaction), appropriate adjustment shall be made in the application of the provisions of this Subsection and the Company's Restated Certificate of Incorporation, as amended from time to time, with respect to the rights of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Subsection and the Company's Restated Certificate of Incorporation (including adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                  (e) No Impairment. The Company will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against dilution or other impairment.

                  (f) Notice of Capital Changes. If at any time the Company shall offer for subscription pro rata to the holders of shares of Common Stock any additional shares of stock of any class, other rights or any equity security of any kind, or there shall be any reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another company or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of shares of Common Stock shall participate in such subscription rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 business days prior to the action in question and not less than 20 business days prior to the record date in respect thereto.

                  (g) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

            6. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Paragraph 5 hereof, the Company shall make a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

            7. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.


                  (a) Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

       "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
        SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED UNLESS (i) THE SECURITY IS REGISTERED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, IS OBTAINED TO THE
        EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, OR
        (iii) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION IS OBTAINED TO THE EFFECT THAT
        NO ENFORCEMENT ACTION WILL BE PURSUED IF THE
        SECURITY IS SOLD OR DISPOSED OF WITHOUT REGISTRATION
        UNDER SUCH ACT."

                  (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder's counsel, reasonably acceptable to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph (b) that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company may request a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

            8. Additional Liquidity Rights. The Company agrees that it will promptly provide the Holder with at least 20 business days' notice of the terms and conditions of any proposed transaction pursuant to which the Company would
(i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of this property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

            9. Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights of privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            10. Rights as Shareholders; Information. No Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

            11. Representations and Warranties. The Company represents and warrants to the Holder as follows:

                  (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

                  (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

                  (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Restated Certificate of Incorporation, as amended, a true and complete copy of which has been delivered to the original Holder; and

                  (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Restated Certificate of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

            12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

            13. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

            14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the Holder but at the Company's expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to information and the repurchase obligation of the Company) to which the Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

            15. Lost Warrants or Stock Certificates. The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (provided, that, in the case of a regulated financial institution having admitted assets in excess of One Billion Dollars, a letter of indemnity by such institution shall be deemed satisfactory), or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

            16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

            17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Delaware, without regard to principles of conflicts of law.

                                                APACHE MEDICAL SYSTEMS, INC.


                                                By:__________________________

                                                Title:_______________________


Dated:

                                   EXHIBIT A

                               NOTICE OF EXERCISE

To:             APACHE MEDICAL SYSTEMS, INC.

                        (1) The undersigned hereby elects to purchase _____ shares of Common Stock of APACHE MEDICAL SYSTEMS, INC. pursuant to the terms of the attached Warrant, and (unless such election is being made pursuant to Section 1(b) of such Warrant) tenders herewith payment of the purchase price for such shares in full.

                        (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

                        (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                _________________________________________
                                                 (Name)


                                _________________________________________
                                                 (Name)

             (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                                ------------------------------
                                                            (Name)



                                                ------------------------------
                                                            (Address)



                                                ------------------------------
                                                            (Signature)



                                                ------------------------------
                                                             (Date)